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                                                                   EXHIBIT 10.31

                              NONEXCLUSIVE LICENSE

                                    Between

                      SCIENCE & TECHNOLOGY RESEARCH, INC.

                                      And

                            UNITED STATES OF AMERICA

                               As Represented By

                           THE SECRETARY OF THE NAVY




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                                     INDEX
                                                                            Page
Preamble       .............................................................. 3

Article I      Definitions................................................... 4

Article II     License Grant................................................. 6

Article III    LICENSEE'S Performance........................................ 6

Article IV     Royalties..................................................... 7

Article V      Patent Marking and Nonendorsement............................. 9

Article VI     Representation and Warranties.................................10

Article VII    Progress Reports..............................................10

Article VIII   Modification and Termination..................................11

Article IX     Notice........................................................14



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                                                                               3

                                    PREAMBLE

         This Nonexclusive License (hereinafter called "LICENSE") is made and entered into by and between the United States of America as represented by the Secretary of the Navy (hereinafter called "LICENSOR") and Science & Technology Research, Inc., incorporated under the laws of the State of Maryland, (hereinafter called "LICENSEE") having an address at 112 Juliard Court, Suite 200, Fredericksburg, Virginia 22406.

         WITNESSETH:

         WHEREAS Title 35 of the United States Code, section 207 authorizes Federal agencies to license their patents; and

         WHEREAS Title 37 of the Code of Federal Regulations, Chapter IV, Part 404 entitled "Licensing of Government Owned Inventions" sets forth the terms and conditions under which licenses may be granted and;

         WHEREAS the above-cited authorities provide that licensing of Government inventions will best serve the interests of the Federal Government and the public when utilization of such inventions is promoted and such inventions are brought to practical application; and

         WHEREAS, LICENSOR has an assignment of title to the invention disclosed and claimed in United States Patent No. 6,459,079




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                                                                               4

issued on October 1, 2002 for "SHIPBOARD CHEMICAL AGENT MONITOR-PORTABLE (SCAMP)" (Navy Case No. NC79285); and

         WHEREAS LICENSEE has supplied LICENSOR with a plan for development and marketing of the invention disclosed in this patent and has expressed its intention to carry out this plan upon the granting of this LICENSE; and

         WHEREAS LICENSEE has agreed that any products embodying this invention or produced through the use of this invention for use or sale in the United States will be manufactured substantially in the United States;

         NOW THEREFORE, in accordance with and to the extent provided by the aforementioned authorities and in consideration of the foregoing premises and of the covenants and obligations herein-after set forth to be well and truly performed and other good and valuable consideration, the parties hereto agree to the foregoing and as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

         The following definitions shall apply to the defined words where such words are used in this LICENSE:

         a. The "licensed patent" means U.S. Patent No. 6,459,079 entitled "SHIPBOARD CHEMICAL AGENT MONITOR-PORTABLE (SCAMP),"




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                                                                               5

issued October 1, 2002 to Kevin J. Machlinski and Michael A. Pompeii;

         b. A "licensed invention" means the invention claimed in U.S. Patent No. 6,459,079;

         c. To "practice the licensed invention" means to make, use and sell by or on behalf of LICENSEE or otherwise dispose of according to law any machine, article of manufacture or composition of matter physically embodying or made according to the licensed invention;

         d. "Practical application" means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system, and, in each case under such conditions as to establish that the licensed invention is being utilized and that its benefits are to the extent permitted by law and Government regulations available to the public on reasonable terms;

         e. A "royalty-bearing product" means any product defined by any claim of the licensed patent or made by a process or method claimed in the licensed patent;

         f. The "net selling price" shall mean the invoice price of the royalty-bearing product sold and not returned. A royalty-bearing product will be considered to be sold when shipped or delivered to a customer;

         g. A "grace period" is the period after October 1 of a




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                                                                               6

calendar year and before January 1 of the following year; and

         h. "United States" means the United States of America, its territories and possessions, the District of Columbia, and the Commonwealth of Puerto Rico.

                                   ARTICLE II

                                 License Grant
                                 -------------

         LICENSOR grants to LICENSEE a nonexclusive right and license to practice the licensed invention throughout the United States in all fields of commerce for a period of ten (10) years, commencing on the date of execution of this LICENSE by LICENSOR, which shall become the effective date of the LICENSE, unless the LICENSE is sooner modified or terminated in whole or in part.

         This LICENSE is nonassignable without written approval of LICENSOR except to the successor of that part of LICENSEE'S business to which the licensed invention pertains.

                                  ARTICLE III

                             Licensee's Performance
                             ----------------------

         LICENSEE agrees to carry out the plan for development and marketing of the licensed invention submitted with LICENSEE's Application for License dated November , 2003 to bring the licensed invention to practical application by the end on calendar year 2004 and LICENSEE will, thereafter, continue to make the benefits of the licensed invention reasonably accessible




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                                                                               7

to the public for the remainder of this LICENSE.

         LICENSEE agrees that during the period of this LICENSE any products embodying the licensed invention or produced through the use of a licensed invention for use or sale in the United States will be manufactured substantially in the United States.

         LICENSEE shall pay to the LICENSOR a nonrefundable licensing fee in the amount of ten thousand dollars ($10,000) payable upon the execution of this LICENSE by LICENSEE. Payment will be made in the manner prescribed in Article IV.

         LICENSEE agrees to promptly report to LICENSOR any changes in mailing address, name or company affiliation during the period of this LICENSE and to promptly report discontinuance of LICENSEE'S making the benefits of this licensed invention reasonably accessible to the United States public.

                                   ARTICLE IV

                                   Royalties
                                   ---------

         LICENSEE shall pay a royalty to LICENSOR of four percent (40) of the net selling price for each royalty-bearing product made, used or sold by LICENSEE in the United States.

         Royalties will not be paid on items sold directly to agencies of the U.S. Government or for known U.S. Government end use. Notwithstanding the provisions of the preceding paragraphs in this Article IV, LICENSEE agrees to pay at least a minimum annual




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royalty of five thousand dollars ($10,000) for calendar year 2004 and each calendar year thereafter throughout the LICENSE. The minimum annual royalty for each calendar year shall be due and payable in advance on or before October 1 of the preceding year and will be credited as advance payment of royalties to accrue during the calendar year following payment. The minimum annual royalty for calendar year 2004 shall be due and payable upon execution of this LICENSE by LICENSEE. The minimum annual royalty payments will not be refunded in whole or in part.

         LICENSEE shall send to LICENSOR all royalties which accrue between 1 January and 31 December of each year by 1 March of the following year. A royalty report shall be included with each payment setting forth the quantity and net selling price of each royalty-bearing product sold during the period covered by the report, to whom sold and the date of such sale, and the total amount of royalties being paid for that year. Royalty reports are due for each calendar year. The last royalty report is due no later than sixty (60) days after the expiration of this LICENSE.




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                                                                               9

         All payments due LICENSOR under this LICENSE shall be made payable to the "Department of the Navy" and mailed to:

               Patent Counsel of the Navy
               Office of Naval Research
               ONR 01CC, Room 207
               800 North Quincy Street
               Arlington, Virginia 22217-5660

         LICENSEE agrees to make and keep full, accurate and complete books and records as are necessary to establish its compliance with this Article IV.

         LICENSEE agrees that LICENSOR may, if LICENSOR so desires at a future time or times, have a duly authorized agent or representative in LICENSOR's behalf inspect, check or verify all such books and records either at LICENSEE's business premises or at a place mutually agreed upon by LICENSEE and LICENSOR.

                                   ARTICLE V

                       Patent Marking and Nonendorsement
                       ---------------------------------

         LICENSEE hereby agrees to mark any royalty-bearing product manufactured or sold by LICENSEE under this LICENSE (or when the character of the product precludes marking, the package containing any such product) with the notation "Licensed from U.S. Navy under U.S. Patent No. 6,459,079." LICENSEE agrees not to create any appearance that LICENSOR endorses LICENSEE's business or products.




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                                                                              10

                                   ARTICLE VI

                         Representations and Warranties
                         ------------------------------

         LICENSOR makes no representation or warranty as to the validity of U.S. Patent No. 6,459,079 or of the scope of any of the claims contained therein or that the exercise of this LICENSE will not result in the infringement of other patent(s). Neither LICENSOR nor its employees assumes any liability whatsoever resulting from the exercise of this LICENSE.

         Nothing relating to the grant of this LICENSE nor the grant itself shall be construed to confer upon LICENSEE any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to this LICENSE shall not be immunized from the operation of State or Federal law by reason of the source of the grant.

         Nothing contained in this LICENSE shall be interpreted to grant to LICENSEE any rights with respect to any invention other than the licensed invention.

                                  ARTICLE VII

                                Progress Reports
                                ----------------

         LICENSEE agrees to submit periodic reports on its efforts to achieve practical application of the licensed invention by the end of calendar year 2004 with particular reference to LICENSEE'S plan for development and marketing of the licensed invention




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                                                                              11

submitted with LICENSEE'S application for license. These reports shall contain information within LICENSEE'S knowledge, or which it may acquire under normal business practices, pertaining to the commercial use being made of this licensed invention and other information which LICENSOR may determine is pertinent to Government licensing activities. LICENSEE agrees to submit such reports to LICENSOR semiannually until such time that the invention has been brought to the point of practical application. LICENSEE will submit such report to the following:

     Chemical-Biological Systems Technology Division
     Attn: Dr. Richard A. Lorey
     NSWCDD, Code B50
     17320 Dahlgren Road
     Dahlgren, VA 22448; and


     Office of Counsel (Patents)
     NSWCDD, Code XCD1
     17320 Dahlgren Road
     Dahlgren, Virginia 22448.

                                  ARTICLE VIII

                          Modification and Termination
                          ----------------------------


         This License may be terminated in whole or in part by LICENSOR, if:

         (1) LICENSOR determines that LICENSEE is not executing the plan submitted with its application for license dated November __, 2003 and LICENSEE cannot otherwise demonstrate to the




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                                                                              12

satisfaction of LICENSOR that it has taken or can be expected to take within a reasonable time effective steps to achieve practical application of this licensed invention;

         (2) LICENSOR determines that such action is necessary to meet requirements for public use specified by Federal regulations issued after the date of this LICENSE and such requirements are not reasonably satisfied by LICENSEE;

         (3) Licensee willfully made a false statement of or willfully omitted a material fact in its application for license or in any report required by this LICENSE; or

         (4) LICENSEE commits a substantial breach of a covenant or agreement herein contained.

         This LICENSE may be modified or terminated in whole or in part consistent with the law and applicable regulations upon mutual agreement of LICENSOR and LICENSEE evidenced in writing and signed by both parties.

         LICENSEE may request modification of this LICENSE in writing sent to LICENSOR and stating the reasons therefore.

         This LICENSE may be restricted to the fields of use or geographic areas, or both, in which the LICENSEE has brought the invention to practical application and continues to make the benefits of the invention reasonably accessible to the public. However, such restriction may be made only after the expiration of three (3) years following the effective date of this LICENSE




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and shall be made only in order to grant an exclusive or partially exclusive license.

         Notwithstanding the provisions of Article II, LICENSEE and LICENSOR agree that this LICENSE shall automatically terminate on September 30 of any year if the minimum annual royalty due for the following calendar year, as expressed in Article IV of the LICENSE, is not timely paid. If, however, the minimum annual royalty payment together with a surcharge of one thousand dollars ($1,000) is paid during the grace period before the following calendar year, then this LICENSE shall be considered as not having automatically terminated.

         Before modifying or terminating in whole or in part this LICENSE, other than by mutual agreement, LICENSOR shall furnish LICENSEE a written notice of intention to modify or terminate in whole or in part this LICENSE, and LICENSEE shall be allowed no less than thirty (30) days after such notice or other agreed-upon time period, whichever is greater, to remedy any breach of any covenant or agreement set forth in this LICENSE or to show cause why this LICENSE should not be modified or terminated in whole or in part.

         LICENSEE has a right to appeal, in accordance with procedures prescribed by the Chief of Naval Research, any decision concerning the interpretation, modification or termination in whole or in part of this LICENSE.




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                                                                              14

                                   ARTICLE IX

                                     Notice
                                     ------

         All communications and notices required under this LICENSE shall be considered duly given if timely mailed by U.S. Postal Service, first class, postage prepaid and addressed as follows:

     (a) if to LICENSOR:

          Patent Counsel of the Navy
          Office of Naval Research
          ONR O1CC, Room 207
          800 North Quincy Street
          Arlington, Virginia 22217-5660; and

          Office of Counsel (Patents)
          NSWCDD, Code XDCl
          17320 Dahlgren Road
          Dahlgren, Virginia 22448

     (b) if to LICENSEE:

          Science & Technology Research, Inc.
          Attn: Edward L. Kessler, Exec. V.P./Gen. Mgr.
          112 Juliard Court, Suite 200
          Fredericksburg, Virginia 22406

or such mailing address as the parties from time to time specify in writing.




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                                                                              15

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized representatives.

                                        UNITED STATES OF AMERICA
                                        For the Secretary of the Navy

                                        By: /s/ Lyal B. Davidson
                                            ------------------------------------
                                            Lyal B. Davidson, Capt., USN
                                            Title: Commander, NSWCDD


                                        Date:

                                        SCIENCE & TECHNOLOGY RESEARCH, INC.

                                        By: /s/ Edward L. Kessler
                                            ------------------------------------
                                            Edward L. Kessler
                                            Title: Exec. V.P./Gen. Mgr.

                                        Date:
ATTEST: